EXHIBIT 10.43

MeadWestvaco Corporation

Stock Option Awards (for 2012)

Term and Conditions

1.	Any award of stock options representing shares of Company stock shall be granted in the form of Non-qualified Stock Options.

2.	The purchase price of any shares of Common Stock subject to an option award shall be the Fair Market Value of such shares on the date of grant. Fair Market Value shall be determined by calculating the closing price of MeadWestvaco Common Stock as traded and reported by the New York Stock Exchange.

3.	Awards shall be made under the 2005 MeadWestvaco Corporation Performance Incentive Plan, as amended, (the “Plan”) and are subject in all respects to the terms of the Plan. All terms of the Plan are hereby incorporated into these Terms and Conditions by reference. Each capitalized term not defined herein has the meaning assigned to such term in the Plan. The Compensation and Organization Development Committee (the “Committee) shall have sole discretion to determine all issues with respect such Awards.

4.	An award of stock options will vest in equal 1/3 increments on the anniversary dates of such award, beginning one-year from the award date.

5.	An award of stock options whether vested or unvested will be forfeited under the following circumstances:

a.	Employment of the grantee is terminated for “gross misconduct.” Gross misconduct is defined as (i) fraud, misappropriation or embezzlement; (ii) engaging in conduct that is demonstratively and materially injurious to the Company; (iii) gross or intentional neglect of duties or responsibilities as an employee; or (iv) gross or intentional violation of the Company’s policies and procedures.

b.	Grantee breaches any confidentiality, non-solicitation or non-competition covenant set forth on the attached Exhibit A.

c.	Committee requires recoupment of award in accordance with Company Recoupment Policy.

By accepting this stock option award, the grantee agrees to comply with the confidentiality, non-solicitation and non-competition covenants set forth on the attached Exhibit A.

6.	Any award of stock options shall be subject to the following provisions relating to the exercise of options subsequent to termination of employment subject to (4) above and the requirement that an option cannot be exercised ten (10) years after the date of the award:

MeadWestvaco Corporation

Stock Option Awards (for 2012)

a.	In the event of involuntary termination of employment with the Company or any of its affiliates, by reason of a divestiture of a business or by mutual agreement or by reason of a job elimination, unvested options are cancelled and the right to exercise vested options shall expire two (2) years after the date of such termination. If termination is for any other reason, other than death, disability or retirement, the right to exercise vested options expires ninety (90) days after the date of termination.

b.	In the event of termination of employment due to disability, unvested options shall immediately vest and the right to exercise vested options shall expire three (3) years after the date of such termination.

c.	In the event of termination of employment due to retirement, unvested options shall immediately vest and the right to exercise vested options shall expire ten (10) years after the original date of the award. The term “retirement” means retirement at or after age 65 (or 62 with 20 years of service) under the terms of the company’s qualified retirement plans.

d.	In the event of termination of employment due to death, unvested options shall immediately vest and the right to exercise vested options shall expire three (3) years after the date of death; provided, however, that in the case of death following retirement, the Commitment shall have the discretion, as permitted by law, to alleviate any hardship on an estate’s ability to exercise any non-statutory options. In case the employee is deceased, the option is exercisable by the employee’s personal representative (executor or administrator) heirs or legatees.

7.	An employee/grantee on an approved leave of absence shall have options continued during his or her leave of absence, subject to the Committee’s discretion.

8.	Non-qualified Stock Options may be transferred to immediate family members and to charities described in Sections 170(c), 2055(a) and 2552(a) of the Internal Revenue Code with the restriction that any attempted further transfer shall be void.

Exhibit A

Confidentiality, Non-Solicitation and Non-Competition Covenants

By accepting this stock option award, the grantee agrees to comply with the following terms:

Confidential Information

(a) For purposes of this award letter, the terms “Confidential Information” and “Trade Secrets” shall mean information that the Company or any of its affiliates owns or possesses, that the Company or its affiliates have developed at significant expense and effort, that they use or that is potentially useful in the business of the Company or its affiliates, that the Company or its affiliates treat as proprietary, private or confidential, and that is not generally known to the public. The grantee acknowledges that the grantee’s relationship with the Company is one of confidence and trust such that the grantee has in the past been, and may in the future be, privy to Confidential Information and Trade Secrets of the Company or its affiliates.

(b) The grantee hereby covenants and agrees at all times during employment with the Company and its affiliates and thereafter to hold in strictest confidence, and not to use, any Confidential Information, except for the benefit of the Company, and not to disclose any Confidential Information to any person or entity without written authorization of the Company, except as otherwise required by law.

Non-Solicitation

(a) The grantee covenants and agrees that during the grantee’s employment with the Company and its affiliates, and during the 12 month period following the grantee’s termination of employment for any reason (the “Restricted Period”), the grantee shall not, directly or indirectly, (i) solicit, hire or attempt to hire any employee of the Company or any of its affiliates as an employee, consultant or independent contractor of the grantee or any other person or business entity, or (ii) solicit any employee, consultant or independent contractor of the Company or any of its affiliates to change or terminate his or her relationship with the Company or any of its affiliates, unless in each case more than six months shall have elapsed between the last day of such person’s employment or service with the Company or any of its affiliates and the first date of such solicitation or hiring.

(b) The grantee covenants and agrees that during the grantee’s employment with the Company and its affiliates and during the Restricted Period, the grantee shall not, either directly or indirectly:

(i) solicit or do business with, or attempt to solicit or do business with, any customer for whom the Company or any of its affiliates provided (or actively sought to provide) goods or services within 12 months prior to the grantee’s date of termination for the purpose of providing such customer with services or products competitive with those offered by the Company or any of its affiliates during the grantee’s employment with the Company or its affiliates, or

(ii) encourage any customer for whom the Company or any of its affiliates provided goods or services within 12 months prior to the grantee’s date of termination to reduce the level or amount of business such customer conducts with the Company or any of its affiliates.

Non-Competition

(a) The grantee covenants and agrees that during the grantee’s employment with the Company and its affiliates and during the Restricted Period, the grantee will not, without the Company’s express written consent, anywhere in the world where the Company or its affiliates do business, directly or indirectly;

(i) own, maintain, finance, operate, invest or engage in any business that competes with the businesses of the Company and its affiliates in which the grantee was materially involved during the two years prior to the grantee’s termination; or

(ii) provide services, as an employee, consultant, independent contractor, agent or otherwise, to any business that competes with the Company and its affiliates in businesses in which the grantee was materially involved during the two years prior to the grantee’s termination.

(b) Notwithstanding the foregoing, the grantee may invest in or have an interest in entities traded on any public market, provided that such interest does not exceed five percent of the voting control of such entity.

Other Acknowledgements and Agreements

(a) The grantee acknowledges and agrees that in the event the grantee breaches any of the covenants or agreements contained in this Exhibit A:

(i) The Company may determine that the grantee shall forfeit the outstanding stock options (without regard to whether the stock options have vested), and the outstanding stock options shall immediately terminate, and

(ii) The Company may require the grantee to return to the Company any shares of Company stock received upon exercise of the stock option, net of the exercise price paid by the grantee upon exercise of the stock option; provided, that if the grantee has disposed of any shares of Company stock received upon exercise of the stock option, then the Committee may require the grantee to pay to the Company, in cash, the fair market value of such shares of Company stock as of the date of disposition, net of the exercise price paid by the grantee upon exercise of the stock option. The Company shall exercise the right of recoupment provided in this section (b) within one year after the Company’s discovery of the grantee’s breach of the covenants or agreements contained in this Exhibit A.

(b) If any portion of the covenants or agreements contained in this Exhibit A, or the application hereof, is construed to be invalid or unenforceable, the other portions of such covenants or agreements or the application thereof shall not be affected and shall be given full force and effect without regard to the invalid or unenforceable portions to the fullest extent possible. If any covenant or agreement in this Exhibit A is held to be unenforceable because of the duration thereof or the scope thereof, then the court making such determination shall have the power to reduce the duration and limit the scope thereof, and the covenant or agreement shall then be enforceable in its reduced form. The covenants and agreements contained in this Exhibit A shall survive the termination of this award letter.

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